/Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10/A of our report dated February 14, 2017, relating to the financial statements of Monopar Therapeutics Inc. as of and for the year ended December 31, 2016 and 2015, which appears in such Registration Statement.

/s/ BPM LLP

San Francisco, California
December 19, 2017